Exhibit 10.1

Execution Version

IMPACT STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of June 21, 2025, by and among Dr~~.~~ Ashleys Limited, a Cayman Islands exempted company (“PubCo”), Dr Ashleys Bio Labs Limited, a Cayman Islands exempted company (the “Company”), Dr Ashleys Nevada Sub, Inc., a Nevada corporation (“Merger Sub”), Impact BioMedical Inc., a Nevada corporation (“Impact”), Kanans Visvanats (a.k.a. Kannan Vishwanatth), a Latvian national (“Dr Ashleys Shareholder”), DSS, Inc., DSS BioHealth Security, Inc. and DSS PureAir, Inc., each being a stockholder of Impact (each, the “Stockholder”). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Impact, Company, PubCo, the Merger Sub and Dr Ashleys Shareholder, have entered into an Merger and Share Exchange Agreement (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”).On and subject to the terms and conditions set forth in the Merger Agreement, (a) the Merger Sub will merge with and into Impact with Impact being the surviving entity, as a result of which, (i) Impact shall become a wholly-owned Subsidiary of PubCo and (ii) each issued and outstanding Impact Share immediately prior to the Effective Time and after giving effect of the NYSE Reverse Split, shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive one PubCo Ordinary Share (the “Merger”), and (b) simultaneous with or immediately following the Merger, PubCo shall acquire all of the issued and outstanding Company Shares from Dr~~.~~ Ashleys Shareholder in exchange for the issue by PubCo of the Company Share Consideration, as a result of which the Company shall become a wholly-owned Subsidiary of PubCo.

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Impact Common Stock as indicated in Appendix A.

WHEREAS, all of the Stockholders hold a total of a total of 91,747,370 Shares on an as-converted basis as of the date of this Agreement representing 86.81% on a fully diluted basis after giving effect to the conversion of the Impact Series A Preferred Shares and the Promissory Notes held by the Stockholders as set out in Schedule I hereto.

WHEREAS, as an inducement to the willingness of the Impact to enter into the Merger Agreement, the Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

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(b) “Shares” means (i) all shares of Impact Common Stock owned, beneficially or of record, by the Stockholders as of the date hereof on an as converted basis as set forth under Schedule I, (provided that the number of shares to be issued to DSS, Inc. in respect of the conversion under the Promissory Note may be subject to change based on the conversion rate as may be agreed to between Impact and DSS, Inc. between the date of this Agreement and the Closing Date) and (ii) all additional shares of Impact Common Stock acquired by the Stockholders, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.

(d) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. Each Stockholder covenants to the Company as follows:

(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date, the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares, in each case, including any Transfer by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), or either voluntarily or involuntarily, offer to Transfer or consent to any Transfer or enter into any contract, option or other agreement or understanding with respect to the Transfer of any or all of such Stockholder’s Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Authority, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement, nor shall the Stockholder take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares in favor of the Impact Stockholder Matters and against any Acquisition Proposals.

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3. Agreement to Vote Shares. Each Stockholder covenants to the Company as follows:

(a) Until the Closing Date, at any meeting of the stockholders of Impact, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Impact with respect to the Specified Impact Stockholder Matters, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) in favor of the Specified Impact Stockholder Matters, (B) against any Acquisition Proposal, and (C) in favor of an adjournment of the meeting of the stockholders of Impact, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Specified Impact Stockholder Matters.

(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Impact by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(d) Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, no amendment, supplement, modification, or waiver of any provision of the Merger Agreement shall be made without the prior written consent of DSS, Inc. (“DSS”), which written consent shall not be unreasonably withheld or unduly delayed. Furthermore, the Stockholder shall not be obligated to vote in favor of any such change unless such prior written consent has been duly obtained.

4. Action in Stockholder Capacity Only. Notwithstanding anything in this Agreement to the contrary, each Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in the Stockholder’s capacity as a director or officer of Impact, and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other Person, unless such record holder or beneficial owner, as applicable, of its Shares is otherwise a Consenting Stockholder. Nothing herein shall limit or affect the Stockholder’s ability to act as a director of the Company in the taking of any actions (or failure to act) in his or her capacity as a director of the Company if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director of the Company.

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5. Irrevocable Proxy. Each Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of Impact or pursuant to any applicable written consent of the stockholders of Impact, the Stockholder shall be deemed to have irrevocably granted to, and appointed, Impact, and any individual designated in writing by Impact, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Impact stockholders or at any meeting of the Impact stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. Impact agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein, each Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. For the avoidance of doubt, this irrevocable proxy shall not be exercised in any manner that is inconsistent with any consent rights, protective provisions, or termination rights granted to the Stockholder under this Agreement. Furthermore, for the avoidance of doubt, no vote shall be cast, and no consent shall be given, pursuant to this proxy with respect to any amendment, modification, or waiver of the Merger Agreement or the Contemplated Transactions, unless DSS has provided its prior written consent to such action, which consent shall not be unreasonably withheld or undue delayed, to the extent it would materially affect DSS’ rights, obligations, or interests as a stockholder of Impact. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

6. No Solicitation. From and after the date hereof until the Closing Date, the Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that Impact is prohibited from taking pursuant to Section 8.5 of the Merger Agreement.

7. Documentation and Information. The Stockholder shall permit and hereby authorizes Impact PubCo and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Impact, PubCo or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Each of Impact, PubCo and the Company is an intended third-party beneficiary of this Section 7.

8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 92A of the NRS) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Impact Board, breaches any fiduciary duty of the Impact Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Impact.

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9. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants, to the Company as follows:

(a) (i) The Stockholder is the beneficial or record owner of the shares of Impact Common Stock indicated in Schedule I (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Schedule I), free and clear of any and all Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement or any lock-up agreement entered into by and between the Stockholder, the Company and Impact); and (ii) the Stockholder does not beneficially own any securities of Impact other than the shares of Impact Common Stock and rights to purchase shares Impact Common Stock set forth in Schedule I.

(b) With respect to any Stockholder that is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(c) Except as otherwise provided in this Agreement, the Stockholder has full power, legal capacity and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Authority). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter contemplated by this Agreement.

(d) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable Law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

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(e) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(f) The execution, delivery or performance of this Agreement by the Stockholder will not contravene, conflict with or result in (i) a violation of any of the provisions of the Stockholder’s organizational documents, (ii) any Law or any Order by which the Stockholder, or any of the assets owned or used by the Stockholder, is subject; (iii) a violation or breach of, or result in a default under, any provision of any contract to which the Stockholder is a party; or (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Stockholder.

(g) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Impact, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Impact, PubCo, Merger Sub, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Impact, PubCo and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(h) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earlier of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, or (b) the Closing Date; provided, however, that (i) Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for fraud or for any material and willful breach of this Agreement prior to the Effective Time.

11. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company, PubCo, or Impact may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions provided that such further assurances shall be reasonably requested.

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12. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(c) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Federal or State court sitting in New York, New York , (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 12(c), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 12(k) of this Agreement and (vi) irrevocably and unconditionally waives the right to trial by jury.

(d) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other party (in whole or in part, whether by operation of law or otherwise), and any attempted or purported assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Any purported assignment of rights or delegation of performance obligations in violation of this Section 12(d) is void.

(e) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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(g) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand or (iii) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 6:00 p.m. (New York City time), otherwise on the next succeeding Business Day, (A) if to the Company, PubCo, Dr Ashleys Shareholder, Merger Sub or Impact, to the address, electronic mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address or electronic mail address shown below Stockholder’s signature to this Agreement. In addition, the Impact shall concurrently provide DSS Inc. with copies of all material notices, proposed amendments, and other substantive communications exchanged among the primary parties to the Merger Agreement that could reasonably be expected to (i) affect DSS’s rights or obligations under this Agreement, (ii) impact the terms of the Merger Agreement relevant to DSS, or (iii) influence the likelihood or timing of the Closing.

(i) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Impact has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Stockholder nor any of its Affiliates (other than Impact, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Impact, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Impact to the extent practicable. The Company is an intended third-party beneficiary of this Section 12(i).

(j) Interpretation. When reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule I to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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Schedule I

Name	Common Shares	Common Shares convertible from the Impact Series A Preferred Stock (on a 1:1 basis)	Common Stock Convertible from the Promissory Note (Conversion rate of $0.50 per share as on date of this Agreement*)
DSS, Inc.	794,958	0	29,911,347
DSS BioHealth Security, Inc.	0	60,496,041	0
DSS PureAir, Inc	545,024	0	0

* The shares of common stock convertible from the Promissory Note held by DSS, Inc. may be subject to change between the date of this Agreement and the Closing Date based on the conversion rate as may be agreed to between Impact and DSS, Inc.

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WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

IMPACT BIOMEDICAL INC.

By:	/s/ Frank D. Heuszel
Name:	Frank D. Heuszel
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Dr. Ashley Limited

By:	/s/ Kanans Visvanats
Name:	Kanans Visvanats
Title:	Director

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Dr Ashley Bio LABS LImited

By:	/s/ Kanans Visvanats
Name:	Kanans Visvanats
Title:	Director

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WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DR. ASHLEYS NEVADA SUB, INC.

By:	/s/ Kanans Visvanats
Name:	Kanans Visvanats
Title:	Director and Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Dr. Ashley SHAREHOLDER

By:	/s/ Kanans Visvanats
Name:	Kanans Visvanats

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WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DSS, INC.:

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	CEO

Email (For Notice):

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WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DSS BIOHEALTH SECURITY, INC.:

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	CEO

Email (For Notice):

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WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DSS PUREAIR, INC.:

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	CEO

Email (For Notice):

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